PEPSICO, INC
                               1987 Incentive Plan
              (as amended and restated, effective October 1, 1999)


1.       Purpose.

         The purposes of the 1987 Incentive Plan (the "Plan") are to provide long-term incentives and rewards to those employees largely responsible for the success and growth of PepsiCo, Inc. and its subsidiaries and divisions ("PepsiCo"), to assist PepsiCo in attracting and retaining executives with experience and ability on a basis competitive with industry practices, and to associate the interests of such employees with those of PepsiCo's shareholders.

2.       Effective Date.

         The Plan shall become effective on the date it is approved by the holders of a majority of the Capital Stock of PepsiCo ("Capital Stock").
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3.       Administration of the Plan.

         The Plan shall be administered by the Compensation Committee of the Board of Directors of PepsiCo (the "Committee"). The Committee shall be appointed by the Board of Directors and shall consist of three or more members of the Board who are not eligible to participate in the Plan and who have not, within one year prior to their appointment, participated in the Plan, any stock option plan or the 1979 Incentive Plan of PepsiCo.

         The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to select the employees to be granted awards under the Plan, to determine the type, size and terms of awards to be made to each employee selected, to determine the time when awards will be granted and to establish objectives and conditions for earning awards and whether awards will be paid at the end of the award period. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including PepsiCo, its shareholders and any employee of PepsiCo.




4.       Awards.

         (a) Types. Awards under the Plan may include, but need not be limited to, stock options, performance shares, incentive stock rights and stock appreciation rights. The Committee may make any other type of award which it shall determine is consistent with the objectives and limitations of the Plan.

         (b) Guidelines. The Committee may adopt from time to time written policies for its implementation of the Plan. Such policies may include, but need not be limited to, the type, size and term of awards to be made to eligible employees and the conditions for payment of such awards.

         (c) Maximum Awards. An employee may be granted multiple awards under the Plan but no one employee may be granted, in the aggregate, awards which would result in his receiving more than 10% of the maximum number of shares available for award under the Plan.

5.       Shares of Stock Subject to the Plan.

         The shares that may be delivered or purchased under the Plan shall not exceed an aggregate of 18,000,000 shares of Capital Stock. Shares to be delivered or purchased under the Plan may be either shares of authorized but unissued Capital Stock or treasury shares.

6.       Deferred Payments.

         The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Capital Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

7.       Dilution and Other Adjustments.

         In the event of any change in the outstanding shares of Capital Stock by reason of any split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the awards thereunder as the Committee determines are necessary and appropriate, including, if necessary, an adjustment in the maximum number or kind of shares subject to the Plan or which may be or have been awarded to any participant. Such adjustment shall be conclusive and binding for all purposes of the Plan.




8.       Change in Control.

         At the date of a "Change in Control" (as defined below), all outstanding and unvested stock options granted under the Plan shall immediately vest and become exercisable, and all stock options then outstanding under the Plan shall remain outstanding in accordance with their terms. In the event that any stock option granted under the Plan becomes unexercisable during its term on or after a Change in Control because: (i) the individual who holds such option is involuntarily terminated (other than for cause) within two (2) years after the Change in Control; (ii) such option is terminated or adversely modified; or
(iii) PepsiCo Capital Stock is no longer issued and outstanding, or no longer traded on a national securities exchange, then the holder of such option shall immediately be entitled to receive a lump sum cash payment equal to the greater of (x) the gain on such option or (y) the Black-Scholes value of such option (as determined by a nationally recognized independent investment banker chosen by PepsiCo), in either case calculated on the date such option becomes unexercisable. For purposes of the preceding sentence, the gain on a stock option shall be calculated as the difference between the closing price per share of PepsiCo Capital Stock as of the date such option becomes unexercisable less the exercise price per share of such option.

         Any amount required to be paid pursuant to this Section 8 shall be paid within twenty (20) days after the date such amount becomes payable.
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         "Change  in  Control"  means  the  occurrence  of any of the  following events: (i) acquisition of 20% or more of the outstanding voting securities of PepsiCo, Inc. by another entity or group; excluding, however, the following (A) any acquisition by PepsiCo, Inc., or (B) any acquisition by an employee benefit plan or related trust sponsored or maintained by PepsiCo, Inc.; (ii) during any consecutive two-year period, persons who constitute the Board of Directors of PepsiCo, Inc. (the "Board") at the beginning of the period cease to constitute at least 50% of the Board (unless the election of each new Board member was approved by a majority of directors who began the two-year period); (iii) PepsiCo, Inc. shareholders approve a merger or consolidation of PepsiCo, Inc. with another company, and PepsiCo, Inc. is not the surviving company; or, if after such transaction, the other entity owns, directly or indirectly, 50% or more of the outstanding voting securities of PepsiCo, Inc.; (iv) PepsiCo, Inc. shareholders approve a plan of complete liquidation of PepsiCo, Inc. or the sale or disposition of all or substantially all of PepsiCo, Inc.'s assets; or (v) any other event, circumstance, offer or proposal occurs or is made, which is intended to effect a change in the control of PepsiCo, Inc., and which results in the occurrence of one or more of the events set forth in clauses (i) through
(iv) of this paragraph.




9.       Miscellaneous Provisions.

         (a) Misconduct. If the Committee determines that a present or former employee has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of PepsiCo, or (ii) breached any contract with or violated any fiduciary obligation to PepsiCo, that employee shall forfeit all unpaid or undelivered portions of any awards under the Plan.

         (b) Rights as Shareholder. A participant under the Plan shall have no rights as a holder of Capital Stock with respect to awards hereunder, unless and until certificates for shares of Capital Stock are issued to the participant.

         (c) Assignment or Transfer. No awards under the Plan or any rights or interests therein shall be assignable or transferable by a participant except by will or the laws of descent and distribution. During the lifetime of a participant, awards hereunder are exercisable only by, and payable only to, the participant.

         (d) Agreements. All awards granted under the Plan shall be evidenced by
agreements  in  such  form  and  containing   such  terms  and  conditions  (not
inconsistent with the Plan) as the Committee shall adopt.

         (e) Requirements for Transfer. No shares of Capital Stock shall be issued or transferred under the Plan until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares of Capital Stock made to any participant upon such participant's written undertaking to comply with such restrictions on his subsequent disposition of such shares as the Committee or PepsiCo shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.
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         (f) Withholding Taxes.  PepsiCo shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock or upon exercise of stock options, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of PepsiCo to make delivery of awards in cash or Capital Stock shall be subject to currency or other restrictions imposed by any government.

         (g) No Rights to Awards. No employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of PepsiCo.

         (h) Costs and Expenses. The cost and expenses of administering the Plan shall be borne by PepsiCo and not charged to any award nor to any employee receiving an award.

         (i) Funding of Plan. The Plan shall be unfunded. PepsiCo shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

10.      Amendments and Termination.

         (a) Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

         Unless the holders of at least a majority of the outstanding shares of Capital Stock of PepsiCo shall have first approved thereof, no amendment of the Plan shall be effective which would increase the maximum number of shares which may be delivered under the Plan or to any one individual or extend the maximum period during which awards may be granted under the Plan.
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         With the consent of the  employee  affected,  the  Committee  may amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan.

         (b) Termination. No awards shall be made under the Plan after December 31, 1997.